SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2018

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35664 (Commission File Number)	35-2382255 (IRS Employer Identification Number)

2481 Manana Drive

Dallas TX 75220

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following matters were submitted to the vote of the shareholders, with the results of voting on each such matter as set forth below.

Proposal 1

Each of the registrant’s nominees was elected a director to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified.

Name	Number of Shares Voted
	For	Against	Abstain
Victor L. Crawford	33,861,898	20,152	115,960
Hamish A. Dodds	33,796,236	86,000	115,774
Michael J. Griffith	33,782,094	100,182	115,734
Jonathan S. Halkyard	33,805,815	76,381	115,814
Stephen M. King	33,217,544	559,922	220,544
Patricia H. Mueller	33,832,976	52,767	112,267
Kevin M. Sheehan	33,493,961	387,360	116,689
Jennifer Storms	33,834,772	51,796	111,442

Proposal 2

The proposal to ratify the appointment of KPMG LLP as Independent Registered Public Accounting Firm for the fiscal year ending February 4, 2018, was approved. The results were as follows:

For	Against	Abstain
35,900,024	701,290	126,757

Proposal 3

The proposal on the Registrant’s executive compensation was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
33,034,220	557,125	386,665	2,730,061

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: June 15, 2018	By:	/s/ Jay L. Tobin
Jay L. Tobin Senior Vice President, General Counsel and Secretary

3